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Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	Fax:	(303) 925-8709
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners Announces Pricing of Public Offering of Common Units

        DENVER—April 8, 2008—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it has priced its offering of 5,000,000 common units representing limited partner interests at $31.15 per common unit. The Partnership intends to use the net proceeds from the offering of approximately $149.5 million to partially fund its 2008 organic growth budget. Pending that use, the Partnership intends to apply a portion of the net proceeds to pay down borrowings under its revolving credit facility. The Partnership has granted the underwriters a 30-day option to purchase a maximum of 750,000 additional common units to cover over-allotments, if any.

        Lehman Brothers and Morgan Stanley acted as joint book-running managers for the offering. RBC Capital Markets and Wachovia Securities acted as senior co-managers, and Deutsche Bank Securities and JPMorgan acted as co-managers. A copy of the final prospectus supplement and related base prospectus associated with this offering may be obtained from the underwriters by contacting Lehman Brothers c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, qiana.smith@broadridge.com, fax (631) 254-7140; or Morgan Stanley, Attn: Prospectus Dept., 180 Varick Street, 2nd Floor, New York, New York 10014, prospectus@morganstanley.com, phone (866) 718-1649.

        Shortly following the closing of this offering of common units, and subject to market conditions, the Partnership expects to issue approximately $250 million in principal amount of senior notes due 2018 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to persons outside the United States under Regulation S. The completion of the offering of common units is not conditioned upon the completion of the private placement of senior notes or vice versa.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. (NYSE:MWE) is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes "forward-looking statements." All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2007, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors." We do not undertake any duty to update any forward-looking statement.

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MarkWest Energy Partners Announces Pricing of Public Offering of Common Units